                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 22, 2001

                     PEGASUS SATELLITE COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)




   Delaware                       0-21389                   51-0374669
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 (State or Other                (Commission               (IRS Employer
 Jurisdiction of                File Number)            Identification No.)
  Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.              Other Events.
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         On June 22, 2001, DirecTV brought suit against the Company and Golden Sky Systems, Inc. in Los Angeles County Superior Court for breach of contract and common counts. The lawsuit pertains to the Seamless Marketing Agreement dated August 9, 2000, as amended, between DirecTV, on the one hand, and the Company and Golden Sky Systems, Inc., on the other hand. Pursuant to the terms of that agreement, the parties agreed upon arrangements relating to the marketing activities of DirecTV retailers and distributors in territories of the Company and Golden Sky Systems, Inc. DirecTV asserts that the Company and Golden Sky have not made certain payments due under the agreement. Prior to the filing of DirecTV's complaint, the Company asserted in correspondence to DirecTV that DirecTV was in breach of the agreement in numerous respects, and demanded that DirecTV cure those breaches.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PEGASUS SATELLITE COMMUNICATIONS, INC.


                                          By: /s/ Scott A. Blank
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                                              Scott A. Blank
                                              Senior Vice President

June 25, 2001